Exhibit 99.1

PRESS RELEASE

Rambus to Acquire PLDA, Extending Leadership with Cutting-Edge CXL™ and PCI

Express® Digital IP

•	Expands digital controller IP portfolio with complementary CXL 2.0, PCIe® 5.0 and PCIe 6.0 controller and switch IP

•	Enables integrated interface subsystem solutions for data center, artificial intelligence and machine learning (AI/ML), and High Performance Computing (HPC)

•	Provides critical building blocks for Rambus CXL Memory Interconnect Initiative to advance high-bandwidth connectivity

SAN JOSE, Calif. – June 16, 2021 – Rambus Inc. (NASDAQ: RMBS), a provider of industry-leading chips and silicon IP making data faster and safer, today announced it has signed an agreement to acquire PLDA, an industry leader in Compute Express Link (CXL) and PCI Express (PCIe) digital solutions. The data center industry is on the verge of a groundbreaking shift to disaggregated architectures that promise to dramatically improve performance, efficiency and cost of ownership. CXL and PCIe will be critical enablers for these next-generation systems, delivering the high-speed interconnects between processors, accelerators, memory and network devices needed to tackle demanding workloads in AI/ML and HPC applications. With the addition of the world-class digital IP and engineering expertise from PLDA, Rambus will further its leadership in these mission critical interconnect chips and IP solutions for the future data center.

“We are in the midst of a generational shift in data center, and PCI Express and CXL are the backbone of future architectures,” said Luc Seraphin, president and CEO of Rambus. “Leveraging our combined offerings and expertise, we will be able to expand market opportunity and accelerate our roadmap of new memory interconnect products, ushering in a new era of global data center connectivity.”

PLDA CXL 2.0, PCIe 5.0 and PCIe 6.0 controller and switch IP expand the Rambus portfolio and accelerate the time to market for complete CXL interface subsystems. In addition, this acquisition enhances the Rambus roadmap for PCIe 6.0 and CXL 3.0 solutions, and provides critical building blocks for the CXL Memory Interconnect Initiative.

“PLDA’s industry-leading digital IP ideally complements the Rambus product offering and this acquisition will augment our combined market opportunity,” said Arnaud Schleich, co-founder and CEO of PLDA. “The team and I are extremely excited to join Rambus, and look forward to being instrumental in scaling the business.”

The transaction is expected to close in the third calendar quarter of 2021. Although this transaction will not materially impact 2021 results due to the expected timing of close and acquisition accounting, Rambus expects this acquisition to be accretive in 2022.

Follow Rambus:

Company website: rambus.com

Rambus blog: rambus.com/blog

Twitter: @rambusinc

LinkedIn: www.linkedin.com/company/rambus

Facebook: www.facebook.com/RambusInc

About Rambus Inc.

Rambus is a provider of industry-leading chips and silicon IP making data faster and safer. With over 30 years of advanced semiconductor experience, we are a pioneer in high-performance memory subsystems that solve the bottleneck between memory and processing for data-intensive systems. Whether in the cloud, at the edge or in your hand, real-time and immersive applications depend on data throughput and integrity. Rambus products and innovations deliver the increased bandwidth, capacity and security required to meet the world’s data needs and drive ever-greater end-user experiences. For more information, visit rambus.com.

Source: Rambus Inc.

Press Contact:

Cori Pasinetti

Rambus Corporate Communications

t: (650) 309-6226

cpasinetti@rambus.com

Forward-looking statements

Information set forth in this press release, including statements as to Rambus’ outlook and statements as to the expected opportunity, terms, timing, completion and effects of the proposed acquisition of PLDA, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

These statements are based on various assumptions and the current expectations of the management of Rambus and may not be accurate because of risks and uncertainties surrounding these assumptions and expectations. Factors listed below, as well as other factors, may cause actual results to differ significantly from these forward-looking statements. There is no guarantee that any of the events anticipated by these forward-looking statements will occur, or what effect they will have on the operations or financial condition of Rambus. Forward-looking statements included herein are made as of the date hereof, and Rambus undertakes no obligation to publicly update or revise any forward-looking statement unless required by law to do so.

Major risks, uncertainties and assumptions include, but are not limited to: the unexpected costs and limitations associated with the proposed transaction; challenges to management’s plans, strategies or objectives, including related to the proposed transaction; changes to the expected timing, terms or completion of the proposed transaction; operational and financial results, including the expectation that the acquisition of PLDA will be accretive to Rambus in 2022; disruptions to or from the proposed transaction or other harm to Rambus’ business; and other factors, such as those described under “Risk Factors” in Rambus’ Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. It is not possible to predict or identify all such factors. Consequently, while the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties.

# # #